EXHIBIT 23 -- CONSENTS OF EXPERTS AND COUNSEL

G. BRAD BECKSTEAD
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Certified Public Accountant

                                                      330 E. Warm Springs
                                                     Las Vegas, NV  89119
                                                             702.528.1984
                                                     425.928.2877 (e-fax)

May 7, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of May 7, 2001, on the Financial Statements of Mercado Industries, Inc. for the three months ending March 31, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
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G. Brad Beckstead, CPA